SCHEDULE 14C INFORMATION
      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

Check the appropriate box:
/X/  Preliminary Information Statement       /   /     Confidential, For Use
/  / Definitive Information Statement                  of the Commission

                                CALIPSO, INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
     / X /     No Fee Required
     /    /    Fee computed on table below per Exchange Act Rules 14c-5(g)
               and 0-11 and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

     -----------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------

     (5) Total fee paid:

     /   / Fee paid previously with preliminary materials:
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     ----------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -----------------------------------------------------

     (3) Filing party:

     -----------------------------------------------------

     (4) Date filed:

     -----------------------------------------------------

                           [ PRELIMINARY COPIES ]
                                CALIPSO, INC.
            NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                       SPECIAL MEETING OF STOCKHOLDERS
                     TO BE EFFECTIVE SEPTEMBER 12, 2000

TO OUR STOCKHOLDERS:

     CALIPSO, INC., a Delaware corporation ("Calipso"), has entered into a Merger Agreement dated as of August 7, 2000 (the "Merger Agreement"), with KNOWLEDGE FOUNDATIONS, INC., a Delaware corporation ("KFI"). Pursuant to the terms of the Merger Agreement, KFI will merge with and into Calipso. The terms of the Merger Agreement provide that upon consummation of the Merger, Calipso will issue Thirty-Three Million, Nine Hundred Eighteen Thousand and Four Hundred (33,918,400) shares of Calipso's Rule 144 restricted common stock to the stockholders of KFI. The Merger Agreement is attached as Appendix E to the accompanying Information Statement. The closing of the Merger is expected to occur on or about September 12, 2000. YOU WILL RECEIVE ADDITIONAL INFORMATION AT A LATER TIME ON HOW TO EXCHANGE YOUR SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER.

     Additionally, the Board of Directors has unanimously approved the filing of a Certificate of Correction to the Company's Charter with the Delaware Secretary of State and the following three separate amendments to Calipso's Certificate of Incorporation: (1) an amendment effecting a 36-for-1 split of Calipso's outstanding shares of common stock effective as of June 8, 1999;
(2) an amendment effecting a 1.35-for-1 split of Calipso's outstanding shares of common stock effective as of April 27, 2000; and (3) an amendment increasing the authorized shares of common stock from 20,000,000 shares to 100,000,000 shares to become effective on the date that the merger of KFI with and into Calipso occurs.

     After careful consideration, the Board of Directors of Calipso, has approved the above-described amendments to Calipso's Certificate of Incorporation and the Merger Agreement and the transactions contemplated thereby. The Board of Directors has determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the stockholders of Calipso. Calipso has received the written consent of a majority of shares of its common stock in favor of the adoption of each of the amendments to its Certificate of Incorporation and the Merger, thereby satisfying the Stockholder approval requirements of the Delaware General Corporation Law, Calipso's Certificate of Incorporation and its Bylaws. For this reason, Calipso is not calling a special meeting of the stockholders in respect of the proposed actions and is not asking you for a proxy or consent.

     The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Merger. I encourage you to read the Information Statement thoroughly.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                               SEND US A PROXY
-----------------------------------------------------------------------------
BY ORDER OF THE BOARD OF DIRECTORS

----------------------------------------------
Robert J. Ransom, Secretary
13525 Midland Road, Suite I
Poway, CA 92064

                            [ PRELIMINARY  COPY ]
                                CALIPSO, INC.

                            INFORMATION STATEMENT
           RELATING TO WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF
                      A SPECIAL MEETING OF STOCKHOLDERS
                        EFFECTIVE SEPTEMBER 12, 2000

     This Information Statement is being furnished by the Board of Directors of CALIPSO, INC., a Delaware corporation ("Calipso" or the "Company"), to the holders of the outstanding shares of the Company's common stock, par value $0.001 per share (the "Common Stock" or the "Shares"), at the close of business on August 11, 2000, (the "Record Date"), in connection with the approval of the following corporate actions: (1) the filing of a Certificate of Correction with the Secretary of State of the State of Delaware (the "Certificate of Correction") to render null and void an amendment to the Company's Certificate of Incorporation (the "Charter") that was filed on May 23, 2000; (2) to clarify the amendment of the Company's Charter to effect a 36-for-1split of outstanding shares of Common Stock effective as of June 8, 1999; (3) the amendment of the Company's Charter to effect a 1.35-for-1 split of outstanding shares of Common Stock effective as of April 27, 2000 (4) the approval of the Merger Agreement dated as of August 7, 2000 (the "Merger Agreement"), by and among Calipso, and KNOWLEDGE FOUNDATIONS, INC., a Delaware corporation ("KFI"); and (5) the amendment and restatement of Calipso's Charter to increase the authorized capital stock from 20,000,000 shares of common stock to 100,000,000 shares of common stock.

     Only stockholders of record at the close of business on the Record Date are entitled to notice of and to approve and adopt the foregoing actions. As of the Record Date, 9,039,600 shares of Common Stock were issued and outstanding (assuming the effectiveness of the 36-for-1 split and 1.35-for-1 split of the Company's Common Stock described below). Each share of Common Stock held of record on the Record Date represents one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions.

      On June 8, 1999, the Board of Directors of Calipso unanimously approved an amendment to the Company's Charter to effect a 36-for-1 split of the Company's outstanding common stock effective as of that date. On April 27, 2000, the Board of Directors of Calipso unanimously approved an amendment to the Company's Charter to effect a 1.35-for-1 split of the Company's Common Stock effective as of that date. On August 6, 2000, the Board of Directors of Calipso unanimously approved the Merger Agreement and the transactions contemplated thereby, the filing of a Certificate of Correction and the amendment of its Charter increasing the authorized shares of Common Stock of the Company from 20,000,000 shares of Common Stock to 100,000,000 shares of Common Stock to become effective on the date that the merger of KFI with and into the Company occurs. The holders of a majority of the outstanding shares of Common Stock also approved these actions by written consent as of August 11, 2000. Accordingly, your consent is not required and is not being solicited in connection with the foregoing actions.

AMENDMENTS OF THE CHARTER; FILING OF CERTIFICATE OF CORRECTION

      Effective June 8, 1999, the Board of Directors of Calipso approved the amendment to the Company's Charter effecting a 36-for-1 split of the Company's outstanding Common Stock. The Company anticipates filing this amendment to the Charter with the Delaware Secretary of State on or about September 12, 2000. This amendment will have the effect of splitting each share of Common Stock outstanding on June 8, 1999 into 36 shares of Common Stock. A copy of this amendment is attached hereto as Appendix A.

     Effective April 27, 2000, the Board of Directors of Calipso approved the amendment to the Company's Charter effecting a 1.35-for-1 split of the Company's outstanding Common Stock. The Company anticipates filing this amendment to the Charter with the Delaware Secretary of State on or about

September 12, 2000. This amendment will have the effect of splitting each share of Common Stock outstanding on April 27, 2000, into 1.35 shares of Common Stock. A copy of this amendment is attached hereto as Appendix B.

     Effective August 6, 2000, the Board of Directors of Calipso approved the filing of a Certificate of Correction with the Delaware Secretary of State and an amendment to the Company's Charter increasing the number of authorized shares of Common Stock of the Company from 20,000,000 shares of Common Stock to 100,000,000 shares of Common Stock and from no shares of preferred stock to 20,000,000 shares of preferred stock. The Company anticipates filing this amendment to the Charter with the Delaware Secretary of State on or about September 12, 2000. The purpose of the filing of the Certificate of Correction is to render null and void an amendment to the Company's Charter that was filed with the Secretary of State on May 23, 2000. The amendment of the Charter increasing the authorized number of shares of capital stock of the Company is to accommodate the issuance of shares of the Company's Common Stock to the stockholders of KFI as provided for in the terms of the Merger Agreement. Copies of the Certificate of Correction and the amendment to the Charter are attached hereto as Appendix C and D, respectively.

Required Vote of Stockholders

      In accordance with the Delaware General Corporate Law (the "DGCL"), the written consent of a majority of the shares of common stock in favor of the adoption of the proposed filing of a Certificate of Correction and each of the Company's proposed amendments to its Charter was required for the approval of these proposals. The required vote to approve these proposals was obtained by the Company on August 11, 2000

APPROVAL OF THE MERGER

     The approval of the Merger Agreement is the final step in a transaction provided for by the Merger Agreement. At the Effective Time (as defined below) and upon the terms and subject to the conditions of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), KFI shall be merged with and into Calipso (as defined below) (the "Merger"). Following the Merger, Calipso shall continue as the surviving corporation (the "Surviving Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of KFI shall cease to exist. Prior to the Effective Time (as defined herein), the parties hereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named KNOWLEDGE FOUNDATIONS, INC., a Delaware corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. A copy of the Merger Agreement is attached hereto as Appendix E.

     The effective date of the Merger will be the date and time of the filing of the certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, which is expected to occur on or about September 12, 2000, and in no event earlier than 20 days after the mailing of this Information Statement to the Company's stockholders.

Required Vote of Stockholders

      In accordance with the DGCL, the written consent of a majority of the shares of common stock in favor of the Merger Agreement and the transactions contemplated thereby was required for the approval of this proposal. The required vote to approve this proposal was obtained by the Company on August 11, 2000.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

     Under Delaware law, holders of Shares who do not vote to adopt the Merger Agreement and who otherwise strictly comply with applicable requirements of Section 262 of the DGCL may dissent from the Merger and demand payment in cash from the Company of the fair value of their Shares. This Information Statement constitutes notice of appraisal rights to holders of Shares pursuant to the DGCL. Holders of Shares who wish to assert appraisal rights, if available, should comply with the procedures set forth in Section 262 of the DGCL, a copy of which is attached hereto as Appendix F.

     This Information Statement is first being mailed on or about August 22, 2000. Calipso will pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement. This Information Statement constitutes notice to the Company's stockholders of corporate action by stockholders without a meeting as required by Section 228(d) of the DGCL.

     The Board of Directors does not know of any matters that require approval by the stockholders of Calipso and for which notice is to be given to the stockholder, other than (1) the filing of the Certificate of Correction with the Secretary of State of the State of Delaware to render null and void an amendment that was filed to the Company's Charter on May 23, 2000 (2) the amendment of the Company's Charter to effect a 36-for-1 split of outstanding shares of Common Stock effective as of June 8, 1999; (3) the amendment of the Company's Charter to effect a 1.35-for-1 split of outstanding shares of the Common Stock effective as of April 27, 2000; (4) the approval of the Merger Agreement and the transactions contemplated thereby; (5) the amendment and restatement of the Charter.

     The date of this Information Statement is August 22, 2000.

                              TABLE OF CONTENTS

SUMMARY TERM SHEET                                                         1
GENERAL                                                                    1
THE PARTIES                                                                2
REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING                          2
POTENTIAL CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGER          2
CONDITIONS TO THE MERGER                                                   3
REGULATORY MATTERS                                                         3
TAX CONSEQUENCES                                                           3
SELECTED PROFORMA FINANCIAL DATA                                           4
REASONS FOR THE RECOMMENDATION                                             6
THE MERGER                                                                 6
REPRESENTATIONS AND WARRANTIES                                             8
KNOWLEDGE FOUNDATIONS, INC.                                                8
CALIPSO STOCK PRICE                                                        9
SECURITIES ACT CONSEQUENCES                                                9
RISK RELATED TO THE MERGER                                                 9
RISKS RELATING TO INTELLECTUAL PROPERTY                                   10
DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS                            10
SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL HOLDERS  10
MANAGEMENT                                                                11
MANAGEMENT CONTRACTS                                                      12
APPLICABILITY OF CALIFORNIA LAW TO CALIPSO                                15
CALIPSO STOCKHOLDER APPRAISAL AND DISSENTERS' RIGHTS                      15
DELAWARE APPRAISAL RIGHTS                                                 15
CALIFORNIA DISSENTERS' RIGHTS                                             18
CERTAIN FEDERAL INCOME TAX CONSEQUENCES                                   20
ACCOUNTING TREATMENT                                                      20
RECOMMENDATION OF THE CALIPSO BOARD                                       21
RECOMMENDATION OF THE KFI BOARD                                           21
PRICE RANGE OF SHARES AND DIVIDENDS                                       21
CHANGE OF CONTROL                                                         21
ADDITIONAL AND AVAILABLE INFORMATION                                      21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           22
OTHER MATTERS                                                             22


APPENDIX A -  AMENDMENT TO CERTIFICATE OF INCORPORATION
APPENDIX B -  AMENDMENT TO CERTIFICATE OF INCORPORAITON
APPENDIX C -  AMENDMENT TO CERTIFICATE OF INCORPORATION
APPENDIX D -  CERTIFICATE OF CORRECTION
APPENDIX E -  AGREEMENT AND PLAN OF MERGER BETWEEN KNOWLEDGE  FOUNDATION,
              INC. AND CALIPSO
APPENDIX F -  SECTION 262 OF THE DELAWARE GENERAL CORPORATE LAW
APPENDIX G - CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW APPENDIX H - FORM 10-KSB FILING OF CALIPSO

                             SUMMARY TERM SHEET

     This summary term sheet does not contain all of the information that is important to you. You should carefully read the entire Information Statement and the Appendices, as well as the information we incorporate by reference.

GENERAL
     This Information Statement is being delivered to you in connection with the following actions (1) the filing of a Certificate of Correction with the Secretary of State of Delaware to render null and void an amendment that was filed to the Company's Charter on May 23, 2000; (2) the amendment of the Company's Charter to effect a 36-for-1 split of outstanding shares of Common Stock effective as of June 8, 1999; (3) the amendment of the Company's Charter to effect a 1.35-for-1 split of outstanding shares of Common Stock effective as of April 27, 2000; (4) the approval of the Merger Agreement and the transactions contemplated thereby; and (5) the amendment of the Company's Charter to increase the number of authorized shares of the Common Stock from 20,000,000 shares to 100,000,000 shares and the number of preferred shares from no shares to 20,000,000 shares to be effective as of the date on which the Merger occurs.

Amendments of the Charter

      Effective June 8, 1999, the Board of Directors of Calipso approved the amendment to the Company's Charter effecting a 36-for-1 split of the Company's outstanding Common Stock. The Company anticipates filing this amendment to the Charter with the Delaware Secretary of State on or about September 12, 2000. This amendment will have the effect of splitting each share of Common Stock outstanding on June 8, 1999, into 36 shares of Common Stock. A copy of this amendment is attached hereto as Appendix A.

     Effective April 27, 2000, the Board of Directors of Calipso approved the amendment to the Company's Charter effecting a 1.35-for-1 split of the Company's outstanding Common Stock. The Company anticipates filing this amendment to the Charter with the Delaware Secretary of State on or about September 12, 2000. This amendment will have the effect of splitting each share of Common Stock outstanding on April 27, 2000, into 1.35 shares of Common Stock. A copy of this amendment is attached hereto as Appendix B.

     Effective August 6, 2000, the Board of Directors of Calipso approved the filing of a Certificate of Correction and the amendment to the Company's Charter increasing the number of authorized shares of Common Stock of the Company from 20,000,000 shares of Common Stock to 100,000,000 shares of Common Stock. The Company anticipates filing the Certificate of Correction and the amendment to the Charter with the Delaware Secretary of State on or about September 12, 2000. The purpose of the filing of the Certificate of Correction is to render null and void an amendment that was filed to the Company's Charter on May 23, 2000. The purpose of the amendment increasing the authorized capital stock is to accommodate the issuance of shares of the Company's Common Stock to the stockholders of KFI as provided for in the terms of the Merger Agreement. Copies of the Certificate of Correction and the amendment to the Charter are attached hereto as Appendix C and D, respectively. The three amendments to the Company's Charter will sometimes be collectively referred to herein as the "Charter Amendments."

Approval of the Merger

     The Merger is the final step in a transaction provided for by the Merger Agreement. Pursuant to the terms of the Merger Agreement, KFI will merge with and into Calipso. The terms of the Merger Agreement provide that upon consummation of the Merger, Calipso will issue Thirty-Three Million, Nine Hundred Eighteen Thousand, Four Hundred (33,918,400) shares of Rule 144 restricted common stock to the stockholders of KFI. Calipso will be the Surviving Corporation of the Merger.

     In accordance with the DGCL, all of the foregoing proposals require the approval and adoption by the affirmative vote of the holders of a majority of the outstanding Shares. Calipso has received the required vote for all of the proposals, thereby satisfying the requirements of the DGCL and the Company's Charter and Bylaws. For this reason, the Company is not calling a special meeting of the stockholders in respect of the proposals and is not asking you for a proxy or consent. Pursuant to Section 228 of the DGCL, the Charter and the Bylaws, no additional approval by the Company's stockholders is required with respect to the proposals.

THE PARTIES
     Calipso was incorporated in Delaware on May 31, 1994 for the purpose of developing software and an Internet web site focused on nature and biological information. The mailing address of Calipso's executive offices are 13525 Midland Road, Suite I, Poway, California 92064.

     KFI was incorporated in Delaware on April 6, 2000 for the purpose of developing and marketing a revolutionary new mode of knowledge-based computing. The mailing address of KFI executive offices is 7852 Colgate Avenue, Westminster, California 92683.

     Surviving Corporation. Calipso will be the Surviving Corporation in the Merger. Pursuant to the Merger Agreement, the directors of KFI will be the directors of the Surviving Corporation, and the officers of KFI will be the officers of the Surviving Corporation.

REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING
      Pursuant to the Company's Bylaws and DGCL, the Certificate of Correction Charter Amendments and the Merger Agreement and the transactions contemplated thereby must be approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at a duly convened meeting of the stockholders of the Company called for such purpose.

      As a result of the ownership of Shares by the directors of the Company, they own a sufficient number of Shares to cause the Certificate of Correction Charter Amendments and the Merger to be approved and adopted without the concurrence of any other holder of shares of Common Stock. Pursuant to the Company's Bylaws, any action required by Delaware Law (Section 228) to be taken at any meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote of the stockholders of the Company if a written
consent,  setting  forth  the  action  to  be  taken,  shall  be  signed   by
stockholders holding at least a majority of the voting power. The Company has received a written consent (the "Consent") in lieu of a meeting of stockholders approving and adopting the Certificate of Correction
Charter Amendments  and  the  Merger
Agreement and the transactions contemplated thereby. In accordance with Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the filing of the Certificate of Correction
Charter Amendments and the consummation of the Merger shall occur no earlier than 20 calendar days after this Information Statement is first mailed to stockholders of the Company.

      The Certificate of Correction and the Charter Amendments will become effective upon the filing of such amendments with the Secretary of State of the State of Delaware in accordance with DGCL. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with DGCL.

POTENTIAL CONFLICTS OF INTERESTS OF CERTAIN PERSONS IN THE MERGER
     Each of the following executive officers of KFI has entered into employment agreements with KFI which employment will transfer to Calipso upon completion of the Merger: Robert A. Dietrich, Richard Ballard and Michael Dochterman. These executives are also members of the Board of Directors of KFI and are also controlling stockholders of KFI. In addition, these board members may serve on the Board of Directors of other public and non public companies.

CONDITIONS TO THE MERGER
     Pursuant to the Merger Agreement, the respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of the Merger of the following condition: no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

MANAGEMENT AFTER MERGER
     Following the consummation of the Merger, the directors and officers of KFI immediately prior to the Effective Time shall be the directors and officers of Calipso from and after the Effective Time, until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with Calipso's Charter and Bylaws.

REGULATORY MATTERS
     Other than the filing of appropriate merger documents with the Secretary of State of the State of Delaware, no regulatory approvals are required for the consummation of the Merger.

TAX CONSEQUENCES
     We expect the Merger to be treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code. If the Merger is treated as a reorganization, no gain or loss will generally be recognized by the stockholders of Calipso or KFI for federal income tax purposes.

SELECTED PRO FORMA FINANCIAL DATA
    The summary financial information set forth below is derived from the audited financial statements of (i) KFI for the period April 6, 2000 through June 30, 3000 and (ii) Calipso for period ending March 31, 2000. This information should be read in conjunction with such financial statements, including the notes thereto.

CALIPSO, INC.
PROFORMA CONDENSED CONSOLIDATED BALANCE
SHEET


                                  Historical            Pro forma   Pro forma
                                  Calipso,  Historical  Adjustment  Calipso,
                                    Inc.     Knowledge      s        Inc.
                                 Audited as                        Unaudited
                                     of     Foundation             Adjusted
                                 March 31,    , Inc.                  (1)
                                    2000    Audited as
                                                of
                                             June 30,
                                               2000
ASSETS
Current assets:
   Cash and cash equivalents       $      55   $182,503    $     -  $ 182,558
  Prepaid expenses and other
current assets                            -      8,340          -      8,340
 Other assets                             -        562                   562
                                   --------   --------    --------  --------
Total current assets                     55    191,405               191,460
                                   --------  ---------   ---------   -------
Property and equipment, net               -      2,622          -      2,622
                                   --------  ---------   ---------   -------
Total non-current assets
                                          -      2,622                 2,622

           Total assets             $     55   $194,027              $194,082



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                  $      -                         $ 15,345
                                                15,345          -
  Related party notes payable
                                          -      3,000          -      3,000
  Payroll taxes payable
                                          -      2,398          -      2,398
  Accrued interest expense
                                          -      4,867          -      4,867
   Total current liabilities
                                          -     25,610                25,610

Non-current liabilities
  Convertible subordinated note
payable                                   -    300,000          -    300,000

          Total Liabilities
                                          -    325,610          -    325,610

Stockholders' equity
  Common stock, $.001 par value
                                      6,696      3,362    (5,762)      4,296
  Additional paid in capital                              (12,783)
                                     11,904          -                 (879)
  Accumulated (deficit)             (18,545)
                                             (134,945)     18,545  (134,945)
    Total stockholders' equity
(deficit)                                55  (131,583)             (131,528)

           Total liabilities           $  55   $194,027        $ -  $ 194,082
and stockholders' equity

(1) Adjusted to reflect the condensed consolidated balance sheet as of the Effective Date of the Merger.

CALIPSO, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS




                                           Historical
                                            Knowledge

                                           Foundation
                                             , Inc.
                                           Audited as
                                            of June
                                            30, 2000
                                                         Pro forma     Pro forma
                               Historical            Adjustments    Calipso,
                                 Calipso,                             Inc.
                                  Inc.                             Unaudited
                               Audited as                         Adjusted (1)
                                of March
                                31, 2000


Sales                                   $-         $-                       $-
                                                                -
Cost of sales                            -          -                        -
                                                                -
           Gross Profit                  -          -                        -
                                                                -
                                                                -
Selling general and
administrative
   Expenses                          8,159    130,832           -      138,991

           Operating loss          (8,159)  (130,832)                (138,991)

Other income (expense)                                          -
   Interest income                       -        754                      754
   Interest expense                      -    (4,867)           -      (4,867)
                                         -    (4,113)                  (4,113)

           Net loss               $(8,159)  $(134,945)               $(143,104)

Basic and diluted (loss) per      $(0.001)   $(0.012)                 $(0.003)
common share

Weighted average number of
    Common shares                6,696,000  33,618,500               42,398,000
outstanding

(1) Adjusted to reflect the Condensed Consolidated Statement of Operations as of the Effective Date of the Merger.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview
      The following discussion regarding the financial statements of the KFI, a development stage company, should be read in conjunction with the financial statements and notes thereto included elsewhere in this Information Statement. The financial statements of Calipso are generally immaterial, as Calipso has had limited operations, thus we have eliminated any discussion of Calipso's operations. Further, Calipso's financial statements have had limited changes since the filing of Calipso's Form 10-KSB for the period ending March 31, 2000.

Financial Status of KFI from the commencement period from inception (April 6, 2000 through June 30, 2000.
      Revenues. KFI is a development stage enterprise as defined in SFAS #7, and has generated no revenues during the audited period from inception. KFI is devoting substantially all of its present efforts in acquiring its technologies and completing its Merger with Calipso to assist KFI and Calipso in capital raising functions.
      Costs and Expenses. KFI had operating expenses of $130,832 during the audited period from inception.
      Net Loss. KFI's net loss for the period from inception (April 6, 2000) to June 30, 2000 was $134,945.

Liquidity and Capital Resources
      KFI, being a development stage enterprise, experienced negative cash flows from operations during its initial months of operations, which cash flows resulted in a net loss of $134,945. As KFI expands its technology base it may continue to experience net negative cash flows from operations, pending receipt of license or sales revenues. Additionally, KFI will more likely than not be required to obtain additional financing to fund operations. During KFI's first quarter of business, KFI obtained a $300,000 unsecured convertible subordinated note payable, which bears interest at 8% per annum which is paid semi-annually in arrears and the principal matures on April 18, 2003. It is anticipated that upon completion of the Merger referenced herein, that KFI will obtain additional equity and/or debt financing to assist KFI in covering its net negative cash flow until operations provide sufficient cash flows.

REASONS FOR THE RECOMMENDATION
     Calipso's Board
     In reaching the decision to approve the Merger, the Board of Directors of Calipso considered a number of factors including, without limitation, the following:

(i) The historical and recent market prices of the Common Stock and the fact that the technology being acquired through the Merger along with the management team associated with KFI present to Calipso a significant business opportunity.
(ii) The familiarity of the Board of Directors with KFI's business, prospects, and financial condition.
(iii) The belief of the Board of Directors that a transaction with KFI is the most advantageous scenario based upon the unique benefits offered by KFI to Calipso.
(iv) On May 8, 2000 the then stockholders of Calipso unanimously approved the proposal providing for Calipso to enter into an agreement with KFI.

     KFI's Board
     The Board of Directors of KFI has determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of KFI and, therefore, has unanimously approved the Merger Agreement. In reaching such a determination, the Board of Directors of KFI and KFI's management have reviewed information about Calipso made available to them by Calipso's management and assessed the potential benefits of the Merger. After considering such information, the Board of Directors of KFI concluded that the anticipated business advantages of the Merger favored adoption of the Merger Agreement and the consummation of the Merger. These anticipated advantages include, but are not limited to, increased access for KFI to capital and funding resources necessary to launch its technology into worldwide markets.

THE MERGER
     It is anticipated that the Merger will be complete on or about September 12, 2000, subject to the satisfaction of the conditions described below.

     Effective Time. The Merger will become effective at the time the Certificate of Merger is recorded by the Secretary of State of the State of Delaware (the "Effective Time").

The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Appendix E.

      The Merger Agreement provides that at the Effective Time and upon the terms and subject to the conditions thereof and in accordance with the DGCL, KFI shall be merged with and into Calipso. Following the Merger, Calipso shall continue as the Surviving Corporation, shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of KFI shall cease to exist. Prior to the Effective Time, the parties thereto shall mutually agree as to the name of the Surviving Corporation; however, initially the Surviving Corporation shall be named KNOWLEDGE FOUNDATIONS, INC., a Delaware corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

     Subject to the terms and conditions set forth in the Merger Agreement, a Certificate of Merger, or Merger Certificate shall be duly executed and acknowledged by each of KFI and Calipso, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined therein). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as the parties may agree upon and set forth in the Merger Certificate.

     The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth therein, at the offices of Craig J. Shaber, 2635 Camino Del Rio, South, Suite 211, San Diego, California, unless another time, date or place is agreed to in writing by the parties hereto.

     The  Merger  shall  have the effects set forth  in  the  DGCL.   Without
limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, and powers of KFI shall vest in the Surviving Corporation, and all debts, liabilities and duties of KFI shall become the debts, liabilities and duties of the Surviving Corporation.

     The directors and officers of KFI immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time, until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and Bylaws.

     At the Effective Time, each share of common stock, $.0001 par value per share of KFI (individually a "KFI Share" and collectively, the "KFI Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of KFI, Calipso, or the holder thereof, be converted into and shall become fully paid and nonassessable Calipso common shares determined by dividing (i) Thirty-three Million, Nine Hundred Eighteen Thousand, Four Hundred (33,918,400), by (ii) the total number of shares of KFI, (Thirty-three Million Six Hundred Eighteen Thousand Five Hundred) (33,618,500) outstanding immediately prior to the Effective Time (such quotient, the "Exchange Ratio"). The holder of one or more shares of KFI common stock shall be entitled to receive in exchange therefore a number of shares of Calipso Common Stock equal to the product of
(x) (the number of shares of KFI common stock (33,618,500)), times (y) (the Exchange Ratio). By way of example, 33,918,400 / 33,618,500 = 1.01 (the
Exchange Ratio). The number of shares of KFI common stock held by a stockholder (1,000) times the Exchange Ratio of 1.01 equals 1,010 shares of Calipso Shares to be issued.

     Prior to the Effective Time, Calipso shall enter into an agreement with, and shall deposit with, Signature Stock Transfer or such other agent or agents as may be satisfactory to Calipso and KFI (the "Exchange Agent"), for the benefit of the holders of KFI Shares, the Calipso Shares, for exchange through the Exchange Agent in accordance with the terms of the Agreement.

     As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding KFI Shares (the "Certificate" or "Certificates") whose shares were converted into the right to receive Calipso Shares: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as KFI and Calipso may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Calipso Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of whole Calipso Shares, which such holder has the right to receive, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of KFI Shares which are not registered in the transfer records of KFI, a certificate representing the proper number of Calipso Shares may be issued to a transferee if the Certificate representing such KFI Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or Calipso to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing Calipso Shares.

     No dividends or other distributions declared or made after the Effective Time with respect to Calipso Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Calipso Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.

     In the event that any Certificate for KFI Shares or Calipso Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof such Calipso Shares and cash in lieu of fractional Calipso Shares, if any, as may be required pursuant to this Agreement; provided, however, that Calipso or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

REPRESENTATIONS AND WARRANTIES
     The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by the Company as to the Company's filings with the SEC, the financial statements of the Company, the absence of certain changes or events concerning the Company's business, compliance with law and certain contracts, litigation, employee benefit plans, labor matters, real property leases, trademarks, patents and copyrights, environmental matters, and taxes.

KNOWLEDGE FOUNDATIONS, INC.
Description
     KFI holds the rights to a technological version of "knowledge based computing" software. KFI's software was developed over past twelve years, by its Chairman and Chief Scientist, Dr. Richard Ballard and is in its third generation of development. The first two generations of software have been licensed into guarded government applications of national importance. These operate transparently within any MS-Windows environment and offer extraordinary capabilities no one had expected or thought possible. They offer profound storage compressions, speeds impossible in conventional computing, and the ability to capture virtually any form of knowledge. Users include the U.S. Air Force Space Systems Division, U. S. Army Strategic Defense Command, NASA Johnson Space Center, and many others.

     KFI's software products could be defined as "knowledge based engineering tools and applications". Knowledge based computing provides new and very different capabilities then traditional information based computing systems. KFI's software allows computer systems to capture, store and use knowledge (in addition to traditional information) to do many things such as, solving and managing problems, or providing answers to questions far more complex than traditional information based systems could provide. It responds to questions such as how, why and the most important - what if? In essence, this software incorporates the reasoning or knowledge of one or many humans as an integral part of the computer's capabilities.

     Software manufacturers will be able to license KFI's software to enhance their own information based applications. Individual users and corporate enterprises alike will be able to permanently store their intellectual capital, work products, experience, and learning in a knowledge base. These knowledge bases will then be able to grow through the introduction of new knowledge and be passed on from generation to generation.

     KFI's goal is to patent and establish its unique technology as an "industry standard" for all knowledge based computing and plans to market its technology to the world through licensing agreements.

     KFI acquired the rights to its technology through a License and Royalty Agreement entered into on April 6, 2000 by and between Richard L. Ballard and Janet J. Pettitt (Ballard), husband and wife, and KFI. The License and Royalty Agreement provides KFI with exclusive and transferable rights to Ballard's software. Future inventions and software developments will be the exclusive property of KFI.

CALIPSO STOCK PRICE
     On August 10, 2000, the last full trading day before the first public announcement of the intention to commence the Merger, the last reported sale quotation of the Shares on the Over The Counter Bulletin Board ("OTCBB") was $1.38 per Share.

SECURITIES ACT CONSEQUENCES
     The Shares issued pursuant to the terms and conditions of the Merger are being issued under an exemption pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, separate registration of shares of common stock of Calipso will not be required.

RISK RELATED TO THE MERGER
     There has previously been a limited public market for the Calipso common stock. We cannot predict the extent to which investor interest will lead to the development of a trading market for our common stock or how liquid that market might become. The number of shares of our common stock to be issued by Calipso was determined by negotiations among Calipso and KFI and may not be indicative of prices that will prevail in the trading market. The trading price of our common could be subject to wide fluctuations.

      The market price of our common stock, like that of the shares of many other technology companies, may be volatile and fluctuate significantly in response to various factors, including:
*    Change in business or results of operations for KFI;
*    Quarterly variations in operating results or groth rates;
*    Changes in estimates or recommendations by securities analysts;
*    Market conditions related to investor interest in technology stocks;
*    General conditions in the industry;
* Announcements of mergers and acquisitions and other actions by competitiors;
*    Regulatory and judicial actions;
*    General economic conditions; and
* Announcements of product developments and other events by our future collaborative partners, if any.

RISKS RELATING TO INTELLECTUAL PROPERTY
      As the result of the Merger with KFI, the business of Calipso will involve significant intellectual property rights. We may not be able to obtain patent protection for our discoveries in the future, and we may infringe patent rights of third parties.

      The patent positions of technology companies, including us, are generally uncertain and involve complex legal, scientific and factual questions.

     Our success depends in significant part on our ability to:
*    Obtain patents;
*    Protect trade secrets;
*    Operate without infringing upon the proprietary rights of others; and
*    Prevent others from infringing on our proprietary rights.

     We also rely significantly upon unpatented proprietary technology, information, processes and know-how. We seek to protect this information through confidentiality agreements with our employees, consultants and other third-party contractors as well as through other security measures. These confidentiality agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS
     The following discussion is qualified in its entirety by reference to the Delaware Charter Documents.

     The authorized capital stock of Calipso consists of: Twenty Million (20,000,000) Shares of Common Stock, $0.001 par value, 9,039,600 common shares are issued and outstanding as of the date hereof (assuming the effectiveness of the 36-for-1 split and 1.35-for-1 split of the Company's Common Stock discussed herein and to become retroactively effective upon filing with the Secretary of State of the State of Delaware); and no shares Preferred Stock. On the date that the Merger occurs and prior to filing the Certificate of Merger, Calipso will file an amendment increasing its authorized capital stock to 100,000,000 shares of common stock, $0.001 par value and 20,000,000 shares of preferred stock, $0.001 par value. Each share of Common Stock currently outstanding has one vote. The offers and sales of all of the outstanding shares of capital stock of Calipso were at all relevant times either registered under the Securities Act of 1933, as
amended,   and  applicable  state  securities  laws  or  exempt   from   such
requirements.   Pursuant to the Merger Agreement, Calipso will issue  Thirty-
Three  Million,  Nine  Hundred Eighteen Thousand, Four  Hundred  (33,918,400)
shares  of Rule 144 restricted common stock to the stockholders of KFI.   All
of the outstanding Calipso Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND CERTAIN BENEFICIAL HOLDERS
     Based on currently available information, after the consummation of the Merger the Company does not believe that there will be any beneficial owners of more than five percent (5%) of the Common Stock except as set forth below.


NAME AND ADDRESS                               SHARES
OF BENEFICIAL HOLDER                        BENEFICIALLY      PERCENT OF
                                                OWNED            CLASS
Richard Ballard                            21,377,516              50%
     Chairman
Jan Pettitt (1)                            4,277,622              10%
     Director
Michael Dochterman                         4,638,412              11%
     President and CEO, Director
Robert A. Dietrich                         2,576,884              6%
     Vice President and CFO, Director

(1) Jan Pettitt is the wife of Richard Ballard.

MANAGEMENT
     As a result of the Merger, and pursuant to the terms of the Merger Agreement the directors and officers of KFI immediately prior to the completion of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Charter and Bylaws.

     The management of KFI after the Effective Time of the Merger will be as follows:

     Dr. Richard Ballard, Ph.D. -- Chairman and Chief Scientist: Dr. Ballard is the founder and creator of KFI's technology. From August 1995 to March 2000, Dr. Ballard has been the sole proprietor of Knowledge Research and Knowledge FoundationsT developing and delivering knowledge based software tools and applications primarily to US Government Agencies and Software Publishers. From April 2000 to present, Dr. Ballard has been Chairman of the Board and Chief Scientist of KFI. His background includes hands-on executive management of numerous start-up companies including Co-Director and Founder of Apple Foundations for Steve Jobs & Mike Markula and Founder/Chairman of TALMIS Division, International Data Corporation for Patrick McGovern. He has received 128 software citations, developed 3 Management Software Workshops and 21 Educational Software Workshops, been published in 35 publications and technical reports. As a University of California professor and researcher, he has developed and taught numerous classes over 15 years. Dr. Ballard will manage all research and development functions as well as assisting with sales activities.

     Mr. Michael W. Dochterman - President and CEO: From August 1995 to December 1995, Michael Dochterman has been an independent business consultant developing business plans, raising capital and providing executive management for startup clients. From January 1996 to April 1999, Mr. Dochterman served in various executive management positions launching several new products and Divisions for Sempra Energy. From April 1999 to April 2000, Mr. Dochterman developed KFI's business plan and from April 2000 to present, has been CEO/President and a Board member of KFI. Mr. Dochterman's background includes hands-on executive management and business consulting experience providing operational guidance for numerous start-ups. He has more than fifteen years experience as President or Vice President of private enterprises and three years executive management experience in a Fortune 500 company. Mr. Dochterman will manage all corporate business activities as well as first year sales and marketing functions.

     Mr. Robert A. Dietrich - Executive Vice President and CFO: From August 1995 to March 2000, Robert Dietrich has been President/CEO and Director of two companies, Semper Resources Corporation and CyberAir Communications, Inc. From April 2000 to present, Mr. Dietrich has been CFO, Vice President of

Operations, and a Board member of KFI. His background includes hands-on executive management, investment banking and financial consulting experience. He has more than fifteen years experience as vice president (finance and operations) or president of public and private enterprises and thirteen years with Big 5 and regional CPA firms and technology based investment banking firms providing financial and operations consulting and merger/acquisition and financial structuring for clients. Mr. Dietrich is a CPA with a B.B.A. from Notre Dame and an MBA from the University of Detroit. Mr. Dietrich will manage all financial and accounting activities as well as operational management of integration services.

     Ms.  Janet  J. Pettitt - Director of Training Development:  From  August
1995 to March 2000, Jan Pettitt has been sole proprietor, founder of Interactive Productions, a proprietorship that provided training for prior customers of KFI's technology. She has 16 years of hands on experience as a Master Corporate Software Trainer delivering and training trainers and end users of published and proprietary software and hardware systems. Ms. Pettitt has a B.A. from Fontbonne College and years of teaching experience at Flourissant Valley Community College and Holy Names Academy.

MANAGEMENT CONTRACTS
     KFI has employment agreements with three of its directors, Richard Ballard, Robert Dietrich and Michael Dochterman. Upon the effectiveness of the Merger with Calipso, these Employment Agreements will transfer to the Surviving Corporation on the same terms and conditions with the Surviving Corporation being the employer.

  Dochterman Employment Agreement. On April 6, 2000, the Board of Directors appointed Michael W. Dochterman as CEO, President and director of KFI. Mr. Dochterman subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. This agreement shall automatically be extended for additional one year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement, Mr. Dochterman will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a.   Incentive   Compensation.   Mr.  Dochterman  will  receive   incentive
     compensation annually calculated on EBITB (earnings before interest, taxes and any other executive bonuses) as follows:

            EBITB               Marginal %                 Bonus
                                 Bracket
  $0 - $500,000                     3%         Up to $15,000
  $501,000-$1,500,000               4%         $15,000 plus 4% of EBITB over
                                               $501,000
  $1,500,001-$2,500,000             5%         $55,000 plus 5% of EBITB over
                                               $1,500,001
  $2,500,001-$3,500,000             6%         $105,000  plus  6%  of  EBITB
                                               over $2,500,001
  Over $3,500,000                   7%         $165,000  plus  7%  of  EBITB
                                               over $3,500,000

 b. Management by Objectives ("MBO") Bonus. Beginning May 1, 2000, and recommencing each successive calendar year during the term of his employment agreement, Mr. Dochterman shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Dochterman will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

c. Stock Purchase Agreement. Mr. Dochterman has purchased 4,597,400 shares of KFI stock at a purchase price of $.00001 per share for an aggregate purchase price of $459.74 subject to certain restrictions and an 83b Tax Election. The purchased shares are subject to a repurchase right which means KFI has the right to acquire portions of the purchased shares at the original purchase price if for certain reasons Mr. Dochterman's employment is terminated. Such repurchase right will lapse in a series of annual and monthly installments over a three (3) year period. These shares shall be vested at the rate of:

(i) twenty-five percent (25%) of the shares immediately upon execution of the agreement.
(ii) twenty-five percent (25%) of the shares upon the first anniversary of the agreement.
(iii) the balance of the shares in a series of twenty-four (24) equal monthly installments upon the Mr. Dochterman's completion of each successive month of service within the twenty-four (24) month period measured from the date of the first anniversary of this agreement.

     The Stock Purchase Agreement provides for the shares to be escrowed by KFI. The shares shall be released in accordance with the above vesting schedule. Until such time as the Corporation exercises the Repurchase Right, Mr. Dochterman shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Dochterman in the amount of $750.00 per month .

Mr. Dochterman's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

  Dietrich Employment Agreement. On April 6, 2000, the Board of Directors appointed Robert A. Dietrich as CFO, VP-OPS and as a director of KFI. Mr. Dietrich subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. The agreement shall automatically be extended for additional one year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement Mr. Dietrich will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a.     Incentive   Compensation.   Mr.  Dietrich  will  receive   incentive
     compensation annually calculated on EBITB as follows:

            EBITB            Marginal %                Bonus
                               Bracket
  $0 - $500,000                  3%      Up to $15,000
  $501,000-$1,500,000            4%      $15,000  plus  4%  of  EBITB  over
                                         $501,000
  $1,500,001-$2,500,000          5%      $55,000  plus  5%  of  EBITB  over
                                         $1,500,001
  $2,500,001-$3,500,000          6%      $105,000  plus  6% of  EBITB  over
                                         $2,500,001
  Over $3,500,000                7%      $165,000  plus  7% of  EBITB  over
                                         $3,500,000

b.    MBO  Bonus.   Beginning May 1, 2000 and recommencing each  successive
calendar year during the term of the agreement, Mr. Dietrich shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Dietrich will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

c.Stock  Purchase  Agreement.   Mr. Dietrich  has  the  right  to  purchase
  2,554,100 shares of KFI stock at a purchase price of $.00001 per share for an aggregate purchase price of $255.41 under an 83b election. These shares shall be vested at the rate of:

(iv) twenty-five percent (25%) of the shares immediately upon execution of the agreement.
(v) twenty-five percent (25%) of the shares upon the first anniversary of the agreement.
(vi) the balance of the shares in a series of twenty-four (24) equal monthly installments upon the Mr. Dietrich completion of each successive month of service within the twenty-four (24) month period measured from the date of the first anniversary of this agreement.

     The Stock Purchase Agreement provides for the shares to be escrowed by KFI. The shares shall be released in accordance with the above vesting schedule. Until such time as the Corporation exercises the Repurchase Right, Mr. Dietrich shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Dietrich in the amount of $750.00 per month.

Mr. Dietrich's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

  Ballard Employment Agreement. On April 6, 2000, the Board of Directors appointed Richard L. Ballard as Chairman, CSO and Director of KFI. Mr. Ballard subsequently entered into an Employment Agreement with KFI for a term commencing May 1, 2000 and expiring March 31, 2004. The agreement shall automatically be extended for additional one year terms unless either party gives written notice to terminate the agreement. Under the terms of the agreement Mr. Ballard will receive a base annual salary of Ten Thousand Dollars ($10,000) per month. Salary will be adjusted by the Board of Directors each successive January 1st in an amount no less than a ten percent (10%) increase. The agreement provides for the following additional compensation:

  a. Incentive Compensation. Mr. Ballard will receive incentive compensation annually calculated on EBITB as follows:

            EBITB              Marginal %                 Bonus
                                 Bracket
  $0 - $500,000                    3%         Up to $15,000
  $501,000-$1,500,000              4%         $15,000 plus 4% of EBITB  over
                                              $501,000
  $1,500,001-$2,500,000            5%         $55,000 plus 5% of EBITB  over
                                              $1,500,001
  $2,500,001-$3,500,000            6%         $105,000 plus 6% of EBITB over
                                              $2,500,001
  Over $3,500,000                  7%         $165,000 plus 7% of EBITB over
                                              $3,500,000

  b.    MBO  Bonus.   Beginning May 1, 2000 and recommencing each  successive
     calendar year the term of the agreement, Mr. Ballard shall receive a MBO Bonus for the incentive, accomplishment, completion and/or delivery of predefined strategic objectives that support the company's business. The Board of Directors shall assign a specific economic MBO bonus value and payment schedule to each objective and Mr. Ballard will be paid the appropriate MBO bonus based on performance and accomplishment of the objectives as determined by the Board of Directors.

In addition to the above compensation, the agreement also provides for an automobile allowance for Mr. Ballard in the amount of $750.00 per month

Mr. Ballard's Employment Agreement contains a Nondisclosure provision but does not contain a non-compete provision.

APPLICABILITY OF CALIFORNIA LAW TO CALIPSO
     Section 2115 of the California General Corporation Law ("CGCL") makes substantial portions of the CGCL applicable, with limited exceptions, to a foreign corporation with more than half of its outstanding stock held of record by persons having addresses in California and more than half of its business conducted in the state (as measured by factors based on the corporation's levels of property, payroll and sales as determined for California franchise tax purposes), irrespective of the corporation's state of incorporation. As a result, although Calipso is incorporated in Delaware, it may be subject to Section 2115. The statutory provisions of the CGCL to which Calipso may be subject include, but are not limited to, provisions governing a director's standard of care in performing the duties of a director, a stockholder's right to vote cumulatively in any election of directors, a director's or stockholder's right to inspect corporate records, indemnification requirements concerning directors, officers and others and the corporate requirements to effectuate corporate reorganizations (including mergers and acquisitions). Section 2115 also invokes the application of Chapter 13 of the CGCL to the Merger with respect to Calipso stockholders who elect to exercise dissenters' rights.

CALIPSO STOCKHOLDER APPRAISAL AND DISSENTERS' RIGHTS
     Holders of Calipso Common Stock who do not approve the Merger may, under certain circumstances and by following the procedure prescribed by Section 262 of the DGCL, exercise Appraisal Rights and receive cash for their shares of Calipso Common Stock. Alternatively, although Calipso is a Delaware corporation and is therefore subject to the DGCL, Section 2115 of the CGCL provides that Calipso may be subject to California law with respect to Dissenters' Rights. Accordingly, pursuant to Chapter 13 of the CGCL, stockholders of Calipso who do not vote in favor of the Merger and who comply with the requirements of Chapter 13 will have a right to demand payment for, and appraisal of the "fair market value" of, their Shares. Although a dissenting stockholder may choose to proceed under one or both of the states' statutes, a dissenting stockholder must follow the appropriate procedures under either the DGCL or the CGCL or suffer the termination or waiver of such rights. See "Applicability of California Law to Calipso."

DELAWARE APPRAISAL RIGHTS
     Holders of record of Calipso Common Stock who do not approve the Merger by written consent and who otherwise comply with the procedures set forth in
Section 262 of the DGCL, and summarized herein, will be entitled to have their shares of Calipso Common Stock appraised (the "Appraisal Shares") and will receive a payment in cash for such shares ("Appraisal Rights"). The failure of a Calipso stockholder to follow the appropriate procedures set forth in Section 262 will result in the termination or waiver of the stockholder's Appraisal Rights. A person having a beneficial interest in shares of Calipso Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect Appraisal Rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER THE DGCL AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS REPRINTED IN ITS ENTIRETY AS APPENDIX F. ALL REFERENCES IN SECTION 262 AND THIS SUMMARY TO A "STOCKHOLDER" OR "HOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF CALIPSO COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED.

     Under the DGCL, holders of shares of Calipso Common Stock who follow the procedures set forth in Section 262 will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

     Under Section 262, where a proposed merger (like the Merger) is approved pursuant to a written consent of the stockholders in lieu of a meeting as provided by Section 228 of the DGCL, each constituent corporation of the merger, either before the effective time of the merger or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to Appraisal Rights of the approval of the merger and that Appraisal Rights are available for any or all shares of such class or series of stock of such constituent corporation; provided, however, that, if the notice is given on or after the effective time of the merger, such notice shall be given by the surviving corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to Appraisal Rights. Such notice also includes a copy of Section 262, and may, if given on or after the effective time of the merger, shall, also notify such stockholders of the effective time of the merger. If such notice did not notify stockholders of the effective time of the merger, either: (i) each constituent corporation shall send a second notice before the effective time of the merger notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to Appraisal Rights of the effective time of the merger; or (ii) the surviving corporation shall send such a second notice to all such holders on or within 10 days after such effective time; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to Appraisal Rights and who has demanded appraisal of such holder's shares in accordance with Section 262 of the DGCL.

     This Information Statement constitutes notice to the holders of Calipso Common Stock of their Appraisal Rights as required by Section 262. Section 262 is attached to this Information Statement as Appendix F. Any Calipso stockholder who wishes to exercise his, her or its Appraisal Rights, or who wishes to preserve his, her or its right to do so, should review the following discussion and Appendix F carefully. Failure to comply timely and properly with the procedures specified in Section 262 will result in the loss of Appraisal Rights.

     A HOLDER OF APPRAISAL SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST: (1) NOT APPROVE THE MERGER BY WRITTEN CONSENT; AND (2) WITHIN 20 DAYS AFTER THE DATE OF MAILING OF A NOTICE FROM CALIPSO OR THE SURVIVING CORPORATION NOTIFYING THE HOLDER OF APPRAISAL SHARES OF THE EFFECTIVE TIME OF THE MERGER, DEMAND IN WRITING FROM CALIPSO OR THE SURVIVING CORPORATION, AS THE CASE MAY BE, APPRAISAL OF HIS, HER OR ITS SHARES. A HOLDER OF APPRAISAL

SHARES WISHING TO EXERCISE SUCH HOLDER'S APPRAISAL RIGHTS MUST BE THE RECORD HOLDER OF SUCH APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE AND MUST CONTINUE TO HOLD SUCH APPRAISAL SHARES OF RECORD UNTIL THE EFFECTIVE TIME OF THE MERGER. ACCORDINGLY, A HOLDER OF APPRAISAL SHARES WHO IS THE RECORD HOLDER OF APPRAISAL SHARES ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH APPRAISAL SHARES PRIOR TO THE EFFECTIVE TIME OF THE MERGER, WILL LOSE ANY RIGHT TO APPRAISAL IN RESPECT OF SUCH APPRAISAL SHARES. FAILURE TO APPROVE THE MERGER BY WRITTEN CONSENT DOES NOT IN ITSELF CONSTITUTE A DEMAND FOR APPRAISAL.

     Only a holder of record of Appraisal Shares is entitled to assert Appraisal Rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificate. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds Appraisal Shares as a nominee for several beneficial owners may exercise Appraisal Rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares held in the name of the record owner. Stockholders who hold their Appraisal Shares in brokerage accounts or other nominee forms and who wish to exercise Appraisal Rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     ALL  WRITTEN  DEMANDS  FOR  APPRAISAL SHOULD BE  SENT  OR  DELIVERED  TO
CALIPSO,  INC.,  13525  Midland  Road,  Suite  I,  Poway,  California   92064
ATTENTION: PRESIDENT.

     Within 120 days after the effective time of the Merger but not thereafter, the surviving corporation or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their Appraisal Rights within the time prescribed in Section 262. At any time within 60 days from the effective time of the Merger, a stockholder may withdraw his, her or its demand for appraisal, and accept the terms offered under the Merger Agreement.

     Within 120 days after the effective time of the Merger, any stockholder who has complied with the requirements for exercise of Appraisal Rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of Appraisal Shares and the aggregate number of holders of such Appraisal Shares not approving the Merger by written consent and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail the statement within 10 days after it has received such written request.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine the stockholders entitled to Appraisal Rights and will appraise the fair value of their

Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering whether to seek appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares. Investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings.

     The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the Appraisal Shares entitled to appraisal.

     Any holder of Appraisal Shares who had duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the effective time of the Merger).

     If any stockholder who properly demands appraisal of his Appraisal Shares under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its Appraisal Rights, the Appraisal Shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers to the surviving corporation a written withdrawal of his, her or its demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the Merger will require the written approval of the surviving corporation.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH APPRAISAL SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, CALIPSO STOCKHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

CALIFORNIA DISSENTERS' RIGHTS
     By virtue of Section 2115 of the CGCL, if holders of Calipso Common Stock exercise Dissenters' Rights in connection with the Merger under Sections 1300 to 1312 of the CGCL ("Chapter 13"), any shares of Calipso Common Stock as to which such Dissenters' Rights are exercised will be converted into the right to receive such consideration as may be determined to be due with respect to such shares pursuant to the CGCL. See "Applicability of California Law to Calipso."

     THE FOLLOWING SUMMARY OF THE PROVISIONS OF CHAPTER 13 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF CHAPTER 13. A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX G AND IS INCORPORATED HEREIN BY REFERENCE.

     If  the  Merger  is  approved  pursuant to  a  written  consent  of  the stockholders in lieu of a meeting, each holder of Calipso Common Stock who does not approve the Merger by written consent and who follows the procedures set forth in Chapter 13 will be entitled to have his, her or its Calipso Common Stock purchased by Calipso for cash at the "fair market value" of the shares of Calipso Common Stock. The "fair market value" of shares of Calipso Common Stock will be determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger (i.e., valuing the shares of Calipso Common Stock as if the Merger had not occurred). The shares of Calipso Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such Dissenters' Rights are referred to in this Information Statement as the "Dissenting Shares."

     Within 10 days after approval of the Merger by the outstanding shares of Calipso, Calipso must mail a notice of such approval (the "Approval Notice") to all stockholders who have not approved the Merger by written consent, together with a statement of the price determined by Calipso to represent the fair market value of the applicable Dissenting Shares, a brief description of the procedures to be followed in order for the stockholder to pursue Dissenters' Rights, and a copy of Sections 1300 to 1304 of the CGCL. The statement of price by Calipso constitutes an offer by Calipso to purchase all Dissenting Shares at the stated amount.

     A stockholder of Calipso electing to exercise Dissenters' Rights must, within 30 after the date the Approval Notice is mailed to such stockholder, mail or deliver a written demand to Calipso stating that such holder is demanding purchase of his, her or its shares of Calipso Common Stock, stating the number of shares which Calipso must purchase, what the stockholder claims to be the fair market value of such shares and enclosing the share certificates for endorsement by Calipso. A holder who elects to exercise Dissenters' Rights should mail or deliver his, her or its written demand to Calipso, Inc., 13525 Midland Road, Suite I, Poway, California, 92064,
Attention: Chief Executive Officer. The statement of fair market value constitutes an offer by the stockholder to sell the shares at the stated amount. Any Calipso stockholder who executes and delivers the consent accompanying this Information Statement approving the Merger will have waived his, her or its Dissenters' Rights.

     If Calipso and the stockholder agree that the shares are Dissenting Shares and agree upon the price of the shares, Calipso must pay the stockholder the agreed upon price plus interest thereon at the legal rate from the date of the agreement on Dissenting Shares within 30 days from the later of: (i) the date of the agreement on Dissenting Shares; or (ii) the date all contractual conditions to the Merger are satisfied.

     If Calipso denies that the shares are Dissenting Shares, or if Calipso and the stockholder fail to agree upon the fair market value of shares of Calipso Common Stock, then within 6 months after the date the Approval Notice was mailed to stockholders, any stockholder who has made a valid written purchase demand and who has not approved the Merger by written consent may file a complaint in California superior court requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Calipso Common Stock, or both.

     Any holder of Dissenting Shares who has duly demanded the purchase of his, her or its shares under Chapter 13 will not after the effective time of the Merger, be entitled to vote the shares subject to such demand for any purposes or be entitled to the payment of dividends or other distributions on such Dissenting Shares (except dividends or other distributions payable to stockholders of record as of the date prior to the effective time of the Merger).

     If any holder of Calipso Common Stock who demands the purchase of his, her or its shares under Chapter 13 fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive a number of shares of Calipso Common Stock in accordance with the terms of the Merger Agreement. Dissenting Shares lose their status as Dissenting Shares if: (i) the Merger is abandoned; (ii) the shares are transferred prior to their submission for the required endorsement; (iii) the dissenting stockholder fails to make a timely written demand for purchase, along with a statement of fair market value; (iv) the dissenting stockholder approves the Merger by written consent; (v) the dissenting stockholder and Calipso do not agree upon the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither Calipso nor the stockholder files a complaint or intervenes in a pending action within 6 months after mailing of the Approval Notice; or (vi) with Calipso's consent, the stockholder delivers to Calipso a written withdrawal of such stockholder's demand for purchase of his, her or its shares.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY CHAPTER 13 FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF CHAPTER 13, Calipso STOCKHOLDERS WHO ARE CONSIDERING OBJECTING TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the principal federal income tax consequences of the Merger to the holder of KFI Common Stock. The discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to be a complete analysis of potential tax effects relevant to each particular holder of KFI Common Stock and does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under the code, such as traders or dealers in securities or currencies, banks or insurance companies. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. No ruling on the federal income tax consequences of the Merger has been or will be requested from the IRS or from any other tax authority. In addition, the discussion is not binding upon any tax authority or any court and no assurance can be given that a position contrary to those expressed in the discussion will not be asserted and sustained. Accordingly, each KFI stockholder is urged to consult his or her own tax advisor regarding the federal, state, local and foreign tax implications of the Merger and any tax reporting obligations caused by the consummation of the Merger.

      Assuming the Merger of KFI into Calipso is treated as a reorganization under Internal Revenue Code Section 368, for federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of each of Calipso or KFI upon the conversion of KFI shares into Calipso common stock, and (ii) the aggregate tax basis of the shares of Calipso common stock received in exchange for KFI stock pursuant to the Merger will be the same as the aggregate tax basis of such shares of Calipso and KFI stock, respectively.

ACCOUNTING TREATMENT
     The Merger will be treated as a purchase for accounting purposes.

RECOMMENDATION OF THE CALIPSO BOARD
     The Board of Directors determined that the terms of the Merger and the other transactions contemplated by the Merger Agreement were fair to, and in the best interests of, the Company's stockholders, and recommended that the Company's stockholders approve and adopt the Merger.

      By written consents dated June 8, 1999, April 27, 2000 and August 6, 2000, the Board of Directors of Calipso approved the filing of the Certificate of Correction, the Charter Amendments and the Merger Agreement.

RECOMMENDATION OF THE KFI BOARD
     By unanimous consent dated August 4, 2000, the Board of Directors of KFI approved the Merger Agreement and the transactions contemplated thereby. After careful consideration, the Board determined that the Merger Agreement was fair to, and in the best interests of KFI and its stockholders, and recommended that the stockholders approve and adopt the Merger.

PRICE RANGE OF SHARES AND DIVIDENDS
Calipso
     As of August 4, 2000, there were approximately 85 record holders of Shares. The Common Stock trades on OTCBB, under the symbol "CPSJ." The Company's Transfer Agent and Registrar is Signature Stock and Transfer. The Company has not declared or paid any dividends on the Common Stock and does not intend to do so prior to the Merger.

     The following table sets forth, for each of the periods indicated, the high and low sales quotations per Share as reported by OTCBB.

                      SALE PRICE
                  HIGH           LOW
May 2000         $3.00          $1.00
June 2000         3.00          2.01
July 2000         2.63          1.38

     On August 10, 2000, the last full trading day before the first public announcement of the intention to commence the Merger, the last reported sale quotation of the Shares on the OTCBB was $1.38 per Share.

KFI
      As of August 6, 2000, there were 12 stockholders of KFI common stock, holding an aggregate of 33,618,500 shares. KFI is a privately-held company and there is no public market for its capital stock. KFI has no declared or paid any dividends on its common stock and does not intend to do so prior to the Merger.

CHANGE OF CONTROL
     Upon acceptance by the KFI stockholders of the Shares pursuant to the Merger Agreement, the stockholders of KFI may be deemed to own beneficially an aggregate of 33,918,400 shares and majority of the total outstanding Shares. This includes the cancellation of 4,860,000 shares by the officers and directors of Calipso concurrent with their resignations pursuant to the Merger Agreement.

ADDITIONAL AND AVAILABLE INFORMATION
     Calipso is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the SEC's regional offices located at

Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Calipso's filings are also available to the public on the SEC's internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF CALIPSO OR KFI NOT CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The following documents heretofore filed by the Company under the Exchange Act with the SEC (File No. 0-28287) are incorporated herein by reference:

(1)  The Company's initial Registration Statement on Form 10SB12G;
(2) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1999;
(3)   The Company's Annual Report on Form 10-KSB for the year ended March 31,
2000.

           The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Additionally the Company is providing a copy of Calipso form 10KSB as Appendix H with this filing. Requests for such copies should be directed to 13525 Midland Road, Suite I, Poway, California 92064.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

OTHER MATTERS
     We do not intend to hold a 2000 annual meeting prior to the scheduled consummation of the Merger. If the Merger is not consummated and we do hold a 2000 annual meeting, we will notify you of such meeting, including the date by which stockholder proposals must be received at Calipso's executive offices in order to be considered for inclusion in the proxy materials relating to such meeting.

     We do not intend to bring any other matters before the special meeting, and are not aware of any other matters that are expected to be brought properly before the special meeting.

     ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.